                                                      Registration No. 333-90154

      As filed with the Securities and Exchange Commission on June 14, 2005

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     ALSTOM
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                France                                Not Applicable
    -------------------------------          -------------------------------
    (State or other jurisdiction of                   (IRS Employer
     incorporation or organization)                  Identification No.)

                             3 avenue André Malraux,
                      92300 Levallois-Perret Cedex, France
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                  ALSTOM Stock Option Plan No. 3 July 24, 2001
                                       and
                    ALSTOM Stock Option Plan January 8, 2002
                    ----------------------------------------

                            (Full title of the plan)

                             Thomas E. Liggett, Esq.
                                   ALSTOM Inc.
                                  P.O. Box 500
                               2000 Day Hill Road
                                Windsor, CT 06095
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                       Copy to: Gloria W. Nusbacher, Esq.
                            Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                              New York, N.Y. 10004

                          DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement (No.
333-90154) of ALSTOM (the "Registrant") which was filed with the Securities and
Exchange Commission on June 10, 2002 relating to Ordinary Shares to be sold under the ALSTOM Stock Option Plan No. 3 July 24, 2001 and the ALSTOM Stock
Option Plan January 8, 2002 (the "Plans").

On June 14, 2005, the Registrant filed a Form 15 with the Securities and
Exchange Commission certifying that its Ordinary Shares are held of record by fewer than 300 persons resident in the United States and requesting the termination of its registration under Section 12(g) of the Securities Exchange
Act of 1934 and the suspension of its duty to file periodic reports under
Sections 13 and 15(d) of such Act. In addition, based on recent trading prices of the Ordinary shares, all of the stock options granted under the Plans are out-of-the-money. Accordingly, the Registrant hereby removes from registration the Ordinary Shares registered but unsold under the Registration Statement.

Item 8.  Exhibits

Number              Description                      Method of Filing
------              -----------                      ----------------

24.3                Powers of Attorney               Filed herewith

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the
Registrant has duly caused this Post-Effective Amendment No. 1 to its
Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on this
14th day of June, 2005.

                                       ALSTOM

                                       By: /s/ Patrick Kron
                                           -------------------------------------
                                           Patrick Kron
                                           Chairman & Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this
Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has
been signed below by the following persons in the capacities indicated on this
14th day of June, 2005.

Signature                               Capacity
---------                               --------

                *                       Chairman and Chief Executive Officer
-----------------------------------     and a Director
           Patrick Kron

                *                       Chief Financial Officer
-----------------------------------
       Henri Poupart-Lafarge

                *                       Principal Accounting Officer
-----------------------------------
          James Milner

                *                       Director
-----------------------------------
         Jean-Paul Béchat

                *                       Director
-----------------------------------
         Candace Beinecke

                *                       Director
-----------------------------------
          James B. Cronin

Signature                               Capacity
---------                               --------

                *                       Director
-----------------------------------
         Pascal Colombani

                *                       Director
-----------------------------------
    Georges Chodron de Courcel

                *                       Director
-----------------------------------
           Gérard Hauser

                                        Director
-----------------------------------
           James W. Leng

                                        Director
-----------------------------------
           Francis Mer

                *                       Director
-----------------------------------
     Denis Samuel-Lajeunesse

                *                       Authorized Representative
-----------------------------------     in the United States
        Thomas E. Liggett

-----------------------------------

     * By /s/ Patrick Kron
          -------------------------
          as authorized by Power of
          Attorney filed as Exhibit
          24.3 to this Registration
          Statement

                                  EXHIBIT INDEX

Number                Description                               Method of Filing
------                -----------                               ----------------

24.3                  Powers of Attorney                        Filed herewith